Exhibit 99.1

CPSI Announces Second Quarter 2018 Results

Company Announces Quarterly Cash Dividend of $0.10 Per Share

MOBILE, Ala.--(BUSINESS WIRE)--August 2, 2018--CPSI (NASDAQ: CPSI):

Highlights for Second Quarter 2018:

  Revenues of $67.9 million;
  Recurring revenues up 1% sequentially, 7% year over year;
  12-month backlog of $267 million;
  Quarterly bookings of $23.5 million;
  GAAP earnings per diluted share of $0.02 and non-GAAP earnings per diluted share of $0.34;
  GAAP net income of $0.3 million and non-GAAP net income of $4.7 million;
  Adjusted EBITDA of $8.1 million;
  Cash provided by operations of $4.7 million; and
  Quarterly dividend of $0.10 per share.

CPSI (NASDAQ: CPSI), a community healthcare solutions company, today announced results for the second quarter and six months ended June 30, 2018.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.10 per share, payable on August 31, 2018, to stockholders of record as of the close of business on August 16, 2018.

Total revenues for the second quarter ended June 30, 2018, were $67.9 million, compared with total revenues of $67.7 million for the prior-year period. Net income for the quarter ended June 30, 2018, was $0.3 million, or $0.02 per diluted share, compared with net income of $1.6 million, or $0.11 per diluted share, for the quarter ended June 30, 2017. Cash provided by operations for the second quarter was $4.7 million, compared with cash provided by operations of $6.2 million for the prior-year period.

Total revenues for the six months ended June 30, 2018, were $138.8 million, compared with total revenues of $131.8 million for the prior-year period. Net income for the six months ended June 30, 2018, was $4.3 million, or $0.31 per diluted share, compared with $1.8 million, or $0.13 per diluted share, for the six months ended June 30, 2017. Cash provided by operations for the first six months of 2018 was $7.8 million, compared with cash provided by operations of $15.9 million for the prior-year period.

“Our second quarter of 2018 was led again by nice growth from our services, business consulting and IT business, TruBridge,” said Boyd Douglas, president and chief executive officer of CPSI. “These results include a 13% increase in TruBridge services revenue compared with the second quarter last year and record quarterly bookings for our Revenue Cycle Management solution. This top line growth for CPSI was accompanied by the addition of 15 new clients, which included 11 community hospitals and four skilled nursing facilities, bringing the total number of new clients to 29 for the year. While total revenue this quarter was weaker than expected, we expect to recapture it before year end.”

Commenting on the Company’s financial performance for the quarter, Matt Chambless, chief financial officer of CPSI, stated, “As we shared during our first quarter conference call, the proposed ruling from CMS allows for a 90-day stage 3 meaningful use (MU3) attestation period in 2019 instead of the full year. This ruling effectively delayed the need for hospitals to be prepared for MU3 attestation from the end of 2018 to October 2019, at the latest. With this relief in timing, it is clear our clients feel less urgency to install applications purchased before the end of 2018. As a result, much of the remaining revenue associated with MU3 will extend into 2019. This shift in MU3 revenue recognition and a delayed new system implementation, along with a period of naturally higher general and administrative costs, affected both our top and bottom line results this quarter. However, we view these as typical dynamics that are not uncommon in an industry bound by heavy government regulations.”

Douglas added, “Closing out the first half of 2018, we already have 18 implementations scheduled in the second half of the year, which has created a very healthy pipeline of revenue and an expected strong finish for the year. In addition, our continued efforts of closely managing our combined company operations and leveraging synergies that enhance our business and support our clients will help drive efficiencies. Based on the 2018 expense exit run rate, we expect an estimated $10 million incremental benefit to our bottom line in 2019, supporting our goal of returning to 20% EBITDA margins in 2020.”

CPSI will hold a live webcast to discuss second quarter 2018 results today, Thursday, August 2, 2018, at 4:30 p.m. Eastern time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s website, www.cpsi.com.

About CPSI

CPSI is a leading provider of healthcare solutions and services for community hospitals, their clinics and post-acute care facilities. Founded in 1979, CPSI is the parent of three companies – Evident, LLC, TruBridge, LLC and American HealthTech, Inc. Our combined companies are focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions for community hospitals and their affiliated clinics. American HealthTech is one of the nation’s largest providers of EHR solutions and services for post-acute care facilities. TruBridge focuses on providing business, consulting and managed IT services, along with its complete RCM solution for all care settings. For more information, visit www.cpsi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, leverage ratio, margins, costs, expenditures, cash flows, growth rates, the Company’s level of recurring and non-recurring revenue and backlog, the Company’s shareholder returns and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry, including the potential effects of the federal healthcare reform legislation enacted in 2010, and implementing regulations, on the businesses of our hospital customers; government regulation of our products and services and the healthcare and health insurance industries, including changes in healthcare policy affecting Medicare and Medicaid reimbursement rates and qualifying technological standards; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; saturation of our target market and hospital consolidations; general economic conditions, including changes in the financial and credit markets that may affect the availability and cost of credit to us or our customers; our substantial indebtedness, and our ability to incur additional indebtedness in the future; our potential inability to generate sufficient cash in order to meet our debt service obligations; restrictions on our current and future operations because of the terms of our senior secured credit facilities; market risks related to interest rate changes; our ability to successfully integrate the businesses of Healthland, American HealthTech and Rycan with our business and the inherent risks associated with any potential future acquisitions; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; failure of our products to function properly resulting in claims for medical and other losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases free of undetected errors or problems; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; our ability to attract and retain qualified customer service and support personnel; failure to properly manage growth in new markets we may enter; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; changes in accounting principles generally accepted in the United States of America; significant charge to earnings if our goodwill or intangible assets become impaired; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. Relative to our dividend policy, the payment of cash dividends is subject to the discretion of our Board of Directors and will be determined in light of then-current conditions, including our earnings, our leverage, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our Board of Directors. In the future, our Board of Directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Consolidated Statements of Income (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Sales revenues:
System sales and support	$42,746	$45,474	$88,498	$88,897
TruBridge	25,159	22,203	50,290	42,854
Total sales revenues	67,905	67,677	138,788	131,751

Costs of sales:
System sales and support	19,528	19,753	37,946	39,540
TruBridge	13,531	11,933	26,910	23,520
Total costs of sales	33,059	31,686	64,856	63,060

Gross profit	34,846	35,991	73,932	68,691

Operating expenses:
Product development	9,314	8,414	18,071	16,492
Sales and marketing	7,518	7,607	15,232	14,734
General and administrative	13,188	12,921	25,552	24,581
Amortization of acquisition-related intangibles	2,601	2,601	5,203	5,203
Total operating expenses	32,621	31,543	64,058	61,010

Operating income	2,225	4,448	9,874	7,681

Other income (expense):
Other income	194	70	392	140
Interest expense	(1,807)	(1,938)	(3,785)	(3,745)
Total other expense	(1,613)	(1,868)	(3,393)	(3,605)

Income before taxes	612	2,580	6,481	4,076
Provision for income taxes	284	993	2,185	2,243
Net income	$328	$1,587	$4,296	$1,833

Net income per common share – basic and diluted	$0.02	$0.11	$0.31	$0.13

Weighted average shares outstanding used in per common share computations – basic and diluted	13,561	13,420	13,518	13,397

COMPUTER PROGRAMS AND SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands, except per share data)

	June 30, 2018	Dec. 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,492	$520
Accounts receivable, net of allowance for doubtful accounts of $3,213 and $2,654, respectively	41,216	38,061
Financing receivables, current portion, net	14,788	15,055
Inventories	1,478	1,417
Prepaid income taxes	651	-
Prepaid expenses and other	6,038	2,824
Total current assets	65,663	57,877

Property and equipment, net	11,042	11,692
Financing receivables, net of current portion	13,025	11,485
Other assets, net of current portion	1,155	-
Intangible assets, net	91,510	96,713
Goodwill	140,449	140,449
Total assets	$322,844	$318,216

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,814	$7,620
Current portion of long-term debt	5,830	5,820
Deferred revenue	12,300	8,707
Accrued vacation	4,702	3,794
Income taxes payable	-	810
Other accrued liabilities	10,160	14,098
Total current liabilities	38,806	40,849

Long-term debt, less current portion	133,151	136,614
Deferred tax liabilities	6,646	4,667
Total liabilities	178,603	182,130

Stockholders’ Equity:
Common stock, $0.001 par value; 30,000 shares authorized; 14,086 and 13,760 shares issued and outstanding	14	14
Additional paid-in capital	159,770	155,078
Retained earnings	(15,543)	(19,006)
Total stockholders’ equity	144,241	136,086
Total liabilities and stockholders’ equity	$322,844	$318,216

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Consolidated Statements of Cash Flows (In thousands)

	Six Months Ended June 30,
	2018	2017
Operating activities:
Net income	$4,296	$1,833
Adjustments to net income:
Provision for bad debt	1,695	473
Deferred taxes	1,404	1,920
Stock-based compensation	4,692	2,967
Depreciation	1,067	1,419
Intangible amortization	5,203	5,203
Amortization of deferred finance costs	173	365
Changes in operating assets and liabilities:
Accounts receivable	(4,453)	(3,013)
Financing receivables	(1,669)	(4,241)
Inventories	(62)	622
Prepaid expenses and other	(594)	(1,014)
Accounts payable	(1,806)	4,588
Deferred revenue	2,363	2,724
Other liabilities	(3,030)	2,236
Income taxes payable	(1,461)	(191)
Net cash provided by operating activities	7,818	15,891

Investing activities:
Purchases of property and equipment	(417)	(465)
Net cash used in investing activities	(417)	(465)

Financing activities:
Dividends paid	(2,803)	(6,135)
Proceeds from long-term debt	7,300	-
Payments of long-term debt	(10,926)	(9,771)
Proceeds from exercise of stock options	-	1
Net cash used in financing activities	(6,429)	(15,905)

Net increase (decrease) in cash and cash equivalents	972	(479)

Cash and cash equivalents, beginning of period	520	2,220
Cash and cash equivalents, end of period	$1,492	$1,741

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Other Supplemental Information Consolidated Bookings (In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
System sales and support(1)	$17,125	$24,998	$35,357	$41,953
TruBridge(2)	6,371	8,699	10,189	15,293
Total	$23,496	$33,697	$45,546	$57,246
(1)	Generally calculated as the total contract price (for system sales) and annualized contract value (for support).
(2)	Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts).

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Reconciliation of Non-GAAP Financial Measures (In thousands)

Adjusted EBITDA	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income, as reported	$328	$1,587	$4,296	$1,833
Depreciation expense	538	701	1,067	1,419
Amortization of acquisition-related intangible assets	2,601	2,601	5,203	5,203
Stock-based compensation	2,753	1,685	4,692	2,967
Transaction-related costs	-	4	-	9
Non-recurring severance	-	1,669	-	2,066
Interest expense and other, net	1,613	1,868	3,393	3,605
Provision for income taxes	284	993	2,185	2,243
Adjusted EBITDA	$8,117	$11,108	$20,836	$19,345

The performance measure of Adjusted EBITDA, as presented above, excludes the cash benefits derived from the utilization of net operating loss carryforwards acquired in the Healthland acquisition (“NOL Utilization”), which is included as an adjustment to net income in order to calculate Consolidated EBITDA per the terms of our credit facility. NOL Utilization was approximately $0.8 million and $1.6 million for the three and six months ended June 30, 2018, respectively, compared with $2.1 million and $3.4 million for the three and six months ended June 30, 2017, respectively.

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Reconciliation of Non-GAAP Financial Measures (In thousands, except per share data)

Non-GAAP Net Income and Non-GAAP Earnings Per Share (“EPS”)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income, as reported	$328	$1,587	$4,296	$1,833
Pre-tax adjustments for Non-GAAP EPS:
Amortization of acquisition-related intangible assets	2,601	2,601	5,203	5,203
Stock-based compensation	2,753	1,685	4,692	2,967
Transaction-related costs	-	4	-	9
Non-recurring severance	-	1,669	-	2,066
Non-cash interest expense	86	183	172	365
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21% and 35%, respectively	(1,142)	(2,150)	(2,114)	(3,714)
Tax shortfall from stock-based compensation	32	157	394	921
Non-GAAP net income	$4,658	$5,736	$12,643	$9,650
Weighted average shares outstanding, diluted	13,561	13,420	13,518	13,397
Non-GAAP EPS	$0.34	$0.43	$0.94	$0.72

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release the following non-GAAP financial measures: Adjusted EBITDA, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

  Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income (loss) as reported and adjusts for: (i) depreciation; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation; (iv) transaction-related costs; (v) non-recurring severance; (vi) interest expense and other, net; and (vii) the provision for income taxes.
  Non-GAAP net income – Non-GAAP net income consists of GAAP net income (loss) as reported and adjusts for (i) amortization of acquisition-related intangible assets; (ii) stock-based compensation; (iii) transaction-related costs; (iv) non-recurring severance; (v) non-cash charges to interest expense and other; and (vi) the total tax effect of items (i) through (v).
  Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

  Amortization of acquisition-related intangible assets – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.
  Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.
  Non-recurring expenses and transaction-related costs – Non-recurring expenses relate to certain severance and other charges incurred in connection with activities that are considered one-time. Transaction-related costs are the non-recurring costs related to specific acquisitions (such as the Healthland acquisition). We exclude non-recurring expenses and transaction-related costs from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-cash charges to interest expense and other – Non-cash charges to interest expense and other includes amortization of deferred debt issuance costs. We exclude non-cash charges to interest expense and other from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.
  Tax shortfall (excess tax benefit) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the first quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock-based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock; and (iii) excluding these amounts assists in the comparability between current period results and results during periods prior to the adoption of ASU 2016-09.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non-GAAP Financial Measures” above.

CONTACT:
CPSI
Tracey Schroeder, 251-639-8100
Chief Marketing Officer
Tracey.Schroeder@cpsi.com